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                                                                EXHIBIT 23.5

         CONSENT TO BE NAMED AS A DIRECTOR OF BOSTON PROPERTIES, INC.


     I hereby consent to be named as a person to become a director of Boston Properties, Inc., a Delaware corporation (the "Company"), in the registration statement on Form S-11 filed by the Company with the Securities and Exchange Commission with respect to the public offering of Common Stock of the Company.



                                        /s/ Alan Patricof
                                        -------------------------
                                        Name: Alan Patricof
                                        Date:  5/9/97